UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 30, 2007

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 30, 2007, Veri-Tek International, Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors named on the Schedule of Buyers attached thereto (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to issue a total of 1.5 million shares of common stock of the Company, no par value (the “Shares”), at a price of $6.00 per Share, resulting in $9.0 million in gross proceeds to the Company (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, each of the Company, on the one hand, and the Investors, on the other hand, made representations and warranties regarding matters that are customarily included in financings of this nature. Such representations and warranties will survive for a period of two years following the closing date and the delivery of the Shares. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to indemnify the Investors against damages with respect to breaches or inaccuracies of representations, warranties, covenants and agreements made by the Company under the Securities Purchase Agreement and related transaction documents. The obligations of the Company to sell the Shares, and the obligations of the Investors to purchase the Shares, are subject to the fulfillment of specified conditions prior to the closing of the Private Placement.

The description of the terms and conditions of the Securities Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by this reference. The form of Securities Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Registration Rights Agreement

On August 30, 2007, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company has agreed to register the resale of (a) the Shares, (b) any shares of the Company’s common stock issuable upon the exercise of warrants issued to any placement agent as compensation in connection with the Private Placement, and (c) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the securities referenced in (a) or (b) above. The Company has agreed to file with the SEC a registration statement covering such resale within 30 days after the closing of the Private Placement. If certain of its obligations under the Registration Rights Agreement are not met, the Company has agreed to make pro-rata partial liquidated damages payments to each Investor.

The description of the terms and conditions of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Company expects the Private Placement of the Shares to result in gross proceeds to the Company of $9.0 million before the deduction of expenses related to the Private Placement payable by the Company.

The Shares were offered and sold in the Private Placement to certain institutional investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the sale and issuance of the Shares in the Private Placement is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 30, 2007, the Company announced that it had entered into the Securities Purchase Agreement for the sale of the Shares in the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer

Date: August 31, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of August 30, 2007, between the Company and the investors identified on Annex A (the Schedule of Buyers) attached thereto.

10.2	Registration Rights Agreement, dated as of August 30, 2007, between the Company and the investors identified on the signature pages thereto.

99.1	Press release of Veri-Tek International, Corp., dated August 30, 2007.